UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2010
TRICO MARINE SERVICES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-33402	72-1252405
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10001 Woodloch Forest Drive, Suite 610
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
(713) 780-9926
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     As disclosed on June 17, 2010, Trico Shipping AS (“Trico Shipping”), an indirect, wholly-owned subsidiary of Trico Marine Services, Inc., is soliciting consents (the “Consent Solicitation”) from holders of its 11.875% senior secured notes due 2014 (the “Shipping Notes”) to (i) modify certain covenants, defaults, remedies, definitions and related provisions contained in the indenture, dated as of October 30, 2009, among Trico Shipping, as issuer, the guarantors identified therein and Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as trustee thereunder (the “Shipping Indenture”), pursuant to which the Shipping Notes were issued and (ii) waive certain defaults and events of default and rescind any acceleration of principal or interest under the Shipping Indenture related thereto in the event that certain defaults of the Shipping Notes have occurred prior to the proposed amendments becoming operative. As part of this solicitation, on June 17, 2010, Trico Shipping submitted the following documents (the “Consent Solicitation Documents”) to be used as part of the Consent Solicitation to the Depository Trust Company (“DTC”): (i) form of supplemental indenture; (ii) consent solicitation statement, (iii) letter of consent, (iv) letter to DTC participants and (v) form letter to clients. The Consent Solicitation Documents are filed as Exhibits 1.1 – 1.5 to this Current Report on Form 8-K and are incorporated by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits.

	(d)	Exhibits

1.1	—	Form of Supplemental Indenture

1.2	—	Consent Solicitation Statement.

1.3	—	Letter of Consent

1.4	—	Letter to DTC Participants

1.5	—	Form Letter to Clients

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 21, 2010

TRICO MARINE SERVICES, INC.
By:	/s/ Suzanne B. Kean
	Name:	Suzanne B. Kean
	Title:	Vice President and General Counsel

EXHIBIT INDEX

	(d)	Exhibits

1.1	—	Form of Supplemental Indenture

1.2	—	Consent Solicitation Statement.

1.3	—	Letter of Consent

1.4	—	Letter to DTC Participants

1.5	—	Form Letter to Clients

4